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                                                                       Exhibit 5

                         BARTON, KLUGMAN & OETTING LLP
                      333 South Grand Avenue - Suite 3700
                      Los Angeles, California 90071-1599
                           Telephone (213) 621-4000
                           Telecopier (213) 625-1832


                                 June 9, 2000



Jacobs Engineering Group Inc.
1111 South Arroyo Parkway
Pasadena, CA 91105

Ladies and Gentlemen:

          This firm is counsel to Jacobs Engineering Group Inc. (the "Company") and has advised the Company in connection with the adoption of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the "1999 Director Plan") as described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 and covering 200,000 shares of its common stock reserved for the 1999 Director Plan (the "Registration Statement").

          We have examined the Registration Statement and originals or copies, certified or otherwise and identified to our satisfaction, of such corporate records, documents, certificates and statements of officers and accountants of the Company and of public officials and such other documents as we have considered necessary for the purpose of rendering this opinion.

          Based on the foregoing and such other matters of fact and law as we deem relevant for the purpose of rendering the opinion expressed herein, we are of the opinion that:

               1. The shares of the Company's common stock reserved for issuance under the 1999 Director Plan have been duly authorized for issuance and when issued in the manner contemplated by the Registration Statement will be duly issued, fully paid and non-assessable, with no personal liability attached to the ownership thereof under the laws of the State of Delaware, the state of incorporation of the Company or of the State of California, the state in which the Company's principal place of business is located;

               2. The 1999 Director Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, is not required to be qualified under Section 401 of Internal Revenue Code, and has not been so qualified.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "LEGAL OPINIONS" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent, is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,



                                    BARTON, KLUGMAN & OETTING LLP
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